Exhibit 99.2

MONSANTO [LOGO]

MONSANTO COMPANY 800 NORTH LINDBERGH BLVD ST. LOUIS, MISSOURI 63167

Fourth-Quarter and Full-Year 2002
Supplemental Data
Unaudited

Net sales by geography*	Fourth	Fourth		Full	Full
($ in millions)	Quarter 2002	Quarter 2001	% change	Year 2002	Year 2001	% change

North America	$701	$688	2%	$3,167	$3,543	(11)%

Latin America	$277	$273	1%	$571	$923	(38)%

Europe-Africa	$156	$139	12%	$619	$626	(1)%

Asia-Pacific	$86	$109	(21)%	$316	$370	(15)%

TOTAL COMPANY	$1,220	$1,209	1%	$4,673	$5,462	(14)%

*	Net sales are attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.

Net trade receivables by geography	Dec. 31,	Dec. 31,	Higher/
($ in millions)	2002	2001	(lower)

United States	$836	$841	$(5)

Argentina	$332	$573	$(241)

Brazil	$196	$437	$(241)

All other countries	$388	$456	$(68)

TOTAL COMPANY	$1,752	$2,307	$(555)

Gross profit	Full Year	Full Year
($ in millions)	2002	2001	% change

Roundup and other non-selective herbicides	$823	$1,234	(33)%

All other agricultural productivity products	$519	$542	(4)%

Seeds and genomics	$838	$869	(4)%

TOTAL COMPANY	$2,180	$2,645	(18)%